OFFICERS' POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

        Each of the undersigned, as officers of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                       1933 Act       1940 Act
                                                    Reg. Number      Reg. Number

  AXP Bond Fund, Inc.                                   2-51586       811-2503
  AXP California Tax-Exempt Trust                       33-5103       811-4646
  AXP Discovery Fund, Inc.                              2-72174       811-3178
  AXP Equity Select Fund, Inc.                          2-13188       811-772
  AXP Extra Income Fund, Inc.                           2-86637       811-3848
  AXP Federal Income Fund, Inc.                         2-96512       811-4260
  AXP Global Series, Inc.                               33-25824      811-5696
  AXP Growth Series, Inc.                               2-38355       811-2111
  AXP High Yield Tax-Exempt Fund, Inc.                  2-63552       811-2901
  AXP International Fund, Inc.                          2-92309       811-4075
  AXP Investment Series, Inc.                           2-11328       811-54
  AXP Variable Portfolio-Investment Series, Inc.        2-73115       811-3218
  AXP Variable Portfolio-Managed Series, Inc.           2-96367       811-4252
  AXP Variable Portfolio-Money Market Series, Inc.      2-72584       811-3190
  AXP Variable Portfolio-Income Series, Inc.            2-73113       811-3219
  AXP Managed Series, Inc.                              2-93801       811-4133
  AXP Market Advantage Series, Inc.                     33-30770      811-5897
  AXP Money Market Series, Inc.                         2-54516       811-2591
  AXP New Dimensions Fund, Inc.                         2-28529       811-1629
  AXP Precious Metals Fund, Inc.                        2-93745       811-4132
  AXP Progressive Fund, Inc.                            2-30059       811-1714
  AXP Selective Fund, Inc.                              2-10700       811-499
  AXP Special Tax-Exempt Series Trust                   33-5102       811-4647
  AXP Stock Fund, Inc.                                  2-11358       811-498
  AXP Strategy Series, Inc.                             2-89288       811-3956
  AXP Tax-Exempt Series, Inc.                           2-57328       811-2686
  AXP Tax-Free Money Fund, Inc.                         2-66868       811-3003
  AXP Utilities Income Fund, Inc.                       33-20872      811-5522



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hereby constitutes and appoints the other as his attorney-in-fact and agent, to sign for him in his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.


         Dated the 9th day of January, 2002.

/s/ Arne H. Carlson                              /s/ Leslie L. Ogg
--------------------------                       ---------------------------
    Arne H. Carlson                                  Leslie L. Ogg

/s/ John R. Thomas                               /s/ John M. Knight
--------------------------                       ---------------------------
    John R. Thomas                                   John M. Knight

/s/ William F. Truscott                          /s/ Stephen W. Roszell
--------------------------                       ---------------------------
    William F. Truscott                              Stephen W. Roszell